Exhibit 10.23

ADDENDUM DATED AS OF AUGUST 31, 2000
TO THE MASTER LEASE AGREEMENT
DATED AS OF AUGUST 2,2000 (THE "AGREEMENT")
BETWEEN EXELIXIS, INC. ("LESSEE")
ACTING ON BEHALF OF ITSELF AND ITS AFFILIATES,
AND COMDISCO LABORATORY AND SCIENTIFIC GROUP,
A DIVISION OF COMDISCO, INC. ("LESSOR")

The terms and conditions of this Addendum shall be incorporated into the Agreement and supersedes the Agreement to the extent expressly provided herein. Each capitalized terms used herein and not otherwise defined shall have the same meaning attributed to it in the Agreement.

The terms and conditions of the following sections of the Agreement are hereby modified:

  Add a new SECTION 1A, AFFILIATES

  "Exelixis, Inc. shall, without notice, be jointly and severally liable for the due performance of the obligations of its Affiliates under all Equipment Schedules executed hereunder, including, without limitation, all terms and conditions negotiated by its Affiliate."

  SECTION 3, RENT AND PAYMENT

  Delete the last sentence and replace with the following: "If any payment is not made within ten (10) days of the due date, Lessee will pay interest from the due date at the Overdue Rate."

  SECTION 7.1, CARE, USE AND MAINTENANCE

  Delete the second, third and fourth sentences and replace with the following: "Lessee shall be responsible for maintenance of the Equipment and, if Lessee does not purchase the Equipment pursuant to the terms of a Schedule, Lessee shall bring the Equipment to original manufacturer specifications applicable at the Commencement Date of the Schedule, normal wear and tear excepted, and re-certify the Equipment as eligible for manufacturer's maintenance at the expiration of the lease term."

  SECTION 7.2, ATTACHMENTS AND RECONFIGURATIONS

  At the end of line 1, insert the words "which consent will not be unreasonably withheld,".

  SECTION 8, REPRESENTATIONS AND WARRANTIES OF LESSEE

  In paragraph (e), line 2, before the word "clinical" insert the word "human".

  SECTION 9, DELIVERY AND RETURN OF EQUIPMENT

  In line 9, after the word "depreciation)", delete the remainder of the sentence and replace with the following: "and in accordance with Section 7.1, and accompanied by all spare parts and accessories and maintenance records for the duration of the Schedule."

  SECTION 13.3, MITIGATION

    In line 2, delete the words "its best" and insert the words "commercially reasonable".

    In paragraph (b), delete the parenthetical and replace with the following: "(discounted at the implicit interest rate of the re- lease as determined by Lessor based upon the new lessee's credit rating)".

  SECTION 14.3, BINDING NATURE

  Line 3, after the word "OBLIGATIONS" insert the words "WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH SHALL NOT BE UNREASONABLE WITHHELD".

  SECTION 14.10, ADDITIONAL DOCUMENTS

  In line 5, before the word "counsel" insert the words "in-house". Add the following at the end of this section: "Lessor will accept Lessee's certified board resolutions in lieu of an opinion from Lessee's in-house counsel with respect to the representations and warranties set forth in Section 8."

  SECTION 14.12, DEFINITIONS

    Add the following definition: "Affiliates of Exelixis, Inc," shall mean those enterprises in which Exelixis, Inc., or its parent company owns and/or shall own at anytime after the date hereof, directly or indirectly, the majority of the voting stock, or a controlling interest, including without limitation all present Affiliates of Exelixis, Inc.

    Add the following definition: "Lessee" shall mean, with respect to any Equipment Schedule, the Affiliate of Exelixis, Inc. entering into such Equipment Schedule, or Exelixis, Inc., if Exelixis, Inc. enters into such Equipment Schedule.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized representatives as of the date and year set forth below.

ACCEPTED AND AGREED TO:
Exelixis, Inc.	Comdisco Laboratory and Scientific Group, a division of Comdisco, Inc.
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date: